FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this "**Amendment**") is made and executed this 29 day of May, 2015 (the "**Effective Date**") by and between **RFP MAINSTREET 2101 COMMERCIAL, LLC,** a Delaware limited liability company ("**Landlord**") and **OMNICOMM SYSTEMS, INC.**, a Delaware corporation ("**Tenant**").

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated March 24, 2006 (the "**Original Lease**"), as amended by that certain First Amendment to Lease Agreement, dated August 23, 2006, as further amended by that certain Second Amendment to Lease Agreement, dated September 4, 2007, and as further amended by that certain Third Amendment to Lease Agreement, dated September 16, 2010 (the Original Lease and all amendments thereto shall be collectively referred to as the "**Lease**"), concerning certain Leased Premises commonly referred to as Suite 3500 and consisting of 11,519 rentable square feet in the Building, located at 2101 Commercial Boulevard, Fort Lauderdale, Florida 33309 (the "**Existing Premises**");

WHEREAS, Landlord and Tenant desire to provide for an expansion of the Existing Premises to include a portion of Suite 3000; and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to extend the Term and otherwise modify the Lease as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1. **Recitations and Definitions.** The foregoing recitations of fact are true and correct and are incorporated herein by this reference. All capitalized terms contained in this Amendment shall have the meaning ascribed to them in the Lease unless otherwise defined herein.

2. **Extension of Lease Term**. The Term of the Lease is hereby extended for an additional EIGHTY-FOUR (84) months (the "**Extended Term**"), which Extended Term shall commence upon Landlord tendering to Tenant the Expansion Premises, as defined below, with Substantially Completed (hereinafter defined) Tenant Improvements, as defined below (the "**Extended Term Commencement Date**"). Notwithstanding anything in the Lease to the contrary, Tenant shall have no further rights to renew, terminate or extend the Lease or the Term thereunder, except as expressly provided in this Amendment. The term "**Substantially Completed**" shall mean that the construction and installation of the Tenant Improvements, as defined below, have been substantially completed such that the Expansion Premises can be used by Tenant for its intended use and purpose, subject only to "punch list items" which are details of construction, decoration and mechanical and electrical adjustments which, in the aggregate, are minor in character and do not inconvenience or adversely affect Tenant's use or enjoyment of the Expansion Premises for their intended use and purpose.

3. **Expansion Premises**. Tenant hereby exercises its right of first offer pursuant to Section 11 of the Third Amendment. Effective on the Extended Term Commencement Date, the Existing Premises shall be expanded to include a portion of Suite 3000 located on the third (3rd) floor of the Building and consisting of 3,306 rentable square feet (the "**Expansion Premises**"). Wherever the term "**Leased Premises**" is used in this Amendment or in the Lease, it shall be deemed to mean the Existing Premises and the Expansion Premises, for a sum total Rentable Area of 14,825 rentable square feet. The Expansion Premises is depicted in the sketch attached hereto as Exhibit "A" and made a part hereof. Except as modified hereby, Tenant's use and occupancy of the Expansion Premises shall be under and subject to all the terms and conditions of the Lease.

4. **Base Rent**. Commencing upon the Extended Term Commencement Date and continuing throughout the Extended Term, Tenant agrees to pay Landlord Base Rent for the Leased Premises, plus applicable sales tax thereon, as follows without demand, counter-claim or setoff:

Base Rent for the first (1st) Lease Year (as defined herein) during the Extended Term shall be $223,857.50 (i.e. $15.10 per rentable square foot calculated on the basis of 14,825 rentable square feet), payable in equal monthly installments of $18,654.79 in advance commencing on the Extended Term Commencement Date and continuing on the first day of each and every calendar month thereafter during the remainder of the Extended Term, as adjusted herein. The Base Rent for any partial months at the beginning and end of the Extended Term shall be prorated and paid as required by the Lease. The Base Rent for the Leased Premises shall be increased by three percent (3%) on each yearly anniversary of the Extended Term Commencement Date throughout the Extended Term. For purposes of this Amendment, each consecutive period of twelve full calendar months, beginning on the Extended Term Commencement Date, shall be referred to as a "**Lease Year.**"

Notwithstanding the foregoing, and provided Tenant is not in default under the Lease, Landlord shall abate Base Rent for the Leased Premises for the first four (4) months immediately following the Extended Term Commencement Date (the "**Abatement Period**"). Tenant acknowledges that it shall be responsible for the payment of Additional Rent during the Abatement Period.

5. **Building Operating Expenses**. Effective as of the Extended Term Commencement Date, Tenant shall continue to pay Additional Rent in accordance with the Lease, except that the Rentable Area for the Leased Premises shall be increased to 14,825 rentable square feet, and Tenant's Proportionate Share of Operating Expenses shall be based on a Rentable Area of 14,825 rentable square feet. Until the Extended Term Commencement Date, Tenant shall continue to pay Additional Rent in accordance with its share of Operating Expenses for the Leased Premises. The following items shall be excluded from the calculation of Operating Expenses beginning on the Extended Term Commencement Date and continuing throughout the Extended Term:

(A) Costs of decorating and redecorating other tenants' spaces;

(B) Any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business;

(C) All costs relating to activities for the solicitation and execution of leases of spaces in the Building;

(D) Landlord's corporate office expense;

(E) All costs of special services for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses;

(F) The cost of any additions or capital improvements to the Building subsequent to the date of original construction, except for replacement capital improvements that will be amortized over the useful life of the improvement;

(G) The cost of any repairs, alterations, additions, changes, replacements, and other items which, under generally accepted accounting principles, are classified as capital expenditures to the extent they upgrade or improve the Building, the cost of which shall be amortized over the useful life of the replacement item;

(H) Ground rent or similar payments to a ground lessor;

(I) Legal, accounting, and other professional fees incurred by Landlord arising from a sale or financing of the Building or leasing space in the Building; and

(J) The cost of any political campaign contributions.

Additionally, the following items shall be excluded from the calculation of real estate taxes:

(A) Gift taxes;

(B) Transfer taxes;

(C) Franchise taxes;

(D) Net income taxes;

(E) Profit taxes; and

(F) Capital levies.

Paragraph 5(A)(iii) of the Original Lease is hereby amended to provide that (i) if Tenant's audit of Landlord's Additional Rent statement overstates the Additional Rent by more than five percent (5%), then Landlord shall pay to Tenant all reasonable costs and expenses incurred by Tenant in conducting such audit in addition to reimbursing Tenant for its overpayment, and that (ii) Tenant waives the right to dispute any matter relating to the calculation of Operating Expenses or Additional Rent if any claim or dispute is not asserted in writing to Landlord within ninety (90) days after delivery to Tenant of the original billing statement with respect thereto.

6. **Tenant Improvements**

A. Except for improvements to be constructed in accordance with the Improvement Plans, as defined below, Tenant accepts the Leased Premises in its "as-is" condition. All improvements to the Leased Premises described in the Improvement Plans (the "**Tenant Improvements**") shall be for Tenant's account and at Tenant's expense, but shall be the sole property of Landlord from the date of construction or installation in the Leased Premises. Tenant agrees to comply with the provisions of the Improvement Plans and to pay, as Additional Rent, all amounts due from Tenant under the Improvement Plans. To the extent that the Tenant Improvements cause an increase in the ad valorem taxes on the Building, Tenant shall pay any such increase in ad valorem taxes on demand of Landlord as Additional Rent. Landlord shall not be required to install any partition or improvements which are not in conformity with the plans and specifications for the Building or which are not approved as provided in the Improvement Plans. Time is of the essence in delivery of the Improvement Plans by Tenant to Landlord. Landlord, through its designated contractor, will perform and complete the Tenant Improvements as described in the Final Plan. For purposes hereof, Landlord shall solicit competitive bids for the construction of the Tenant Improvements from multiple licensed and insured general contractors, one of which may be recommended by Tenant, subject to Landlord's reasonable approval; and the general contractor submitting the lowest bid to timely construct the Tenant Improvements shall be selected by Landlord to perform the Tenant Improvements.

B. Landlord shall contribute an improvement allowance in connection with the Tenant Improvements consisting of (i) an amount not to exceed the product of the Rentable Area of the Existing Premises (11,519 rentable square feet) and $5.00 (i.e. $57,595.00) (the "**Existing Premises Improvement Allowance**"), and (ii) an amount not to exceed the product of the Rentable Area of the Expansion Premises (3,306 rentable square feet) and $25.00 (i.e. $82,650.00) (the "**Expansion Premises Improvement Allowance**"). The Existing Premises Improvement Allowance and Expansion Premises Improvement Allowance are hereinafter collectively referred to as the "**Improvement Allowance.**" The Improvement Allowance may only be applied towards the "hard costs" of construction of the Tenant Improvements. As used herein, the phrase "hard costs" means all costs and expenses incurred in connection with design and construction of the Tenant Improvements, including, without limitation, amounts paid to contractors, subcontractors and material suppliers. Notwithstanding the foregoing, Tenant shall be entitled to use any unused portion of the Improvement Allowance, in an amount not to exceed $14,024.50 (i.e. 10% of the Improvement Allowance), as partial reimbursement for Tenant's actual and documented "soft costs" in connection with the installation of low voltage wiring and data cabling. Tenant shall be solely responsible for all costs associated with the design and construction of the Tenant Improvements over and above the Improvement Allowance. Any costs and expenses associated with the Tenant Improvements that exceed the Improvement Allowance (the "**Excess**") shall be promptly paid by Tenant to Landlord within ten (10) days from the day that Tenant is presented with an invoice by the Landlord for such costs and expenses. The Improvement Allowance may not be applied to costs other than the "hard costs" and "soft costs"

described herein, such as, but not limited to, the cost of Tenant's trade fixtures, equipment and moving expenses. In connection with Landlord's supervision of the construction of the Tenant Improvements, Landlord shall assess a construction management fee from the Tenant equal to 3.0% of the cost of Tenant Improvements. In the event that the total cost of the Tenant Improvements is less than the Improvement Allowance, Tenant shall not receive cash or any credit against Base Rent, Additional Rent, Operating Expenses or any other amounts due from Tenant to Landlord for the unused portion of the Improvement Allowance. Any portion of the Improvement Allowance not sought by Tenant pursuant to the terms hereof within eight (8) months from the Extended Term Commencement Date shall be forfeited by Tenant.

C. Within fourteen (14) days of the date hereof, Tenant shall furnish to Landlord, for Landlord's written approval, plans and specifications for the Tenant Improvements, showing a layout, lighting plan, fixturing plan, interior finish and material samples, signage plan, and any work to be done or equipment to be installed by Tenant affecting any structural, mechanical, aesthetic or electrical portion of the Leased Premises or the Building (the "**Improvement Plans**"). The Improvement Plans must be prepared by a licensed architect, except that any electrical and mechanical plans must be prepared by a licensed professional engineer. The Improvement Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Leased Premises. Landlord shall have fifteen (15) days from the date it receives the Improvement Plans to provide Tenant with an approval of and/or with any proposed changes to such plans. If Landlord fails to provide Tenant with an approval of or with proposed changes to such plans within such fifteen (15) day period, then Landlord shall be deemed to approve the Improvement Plans. As modified by any Tenant-required changes, the final Plans will be the "**Final Plans.**" Tenant acknowledges that Landlord's approval of the Final Plans shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. If Tenant requires any changes in the approved drawings and specifications for the Tenant Improvements (the "**Tenant Changes**"), Tenant must present Landlord with revised drawings and specifications. As a condition of its approval, Landlord may require additional payments against the Excess, if Landlord determines that the Tenant Changes will increase the Excess. If Landlord approves the Tenant Changes, Landlord will incorporate such changes in the Tenant Improvements.

D. If Tenant's failure to timely submit final working drawings and specifications of materials for Landlord's approval, long-lead time items requested by Tenant, the Tenant Changes, or if Tenant requests any changes to the Final Plans or if Tenant requests additional pricing or re-pricing for fixtures, equipment or merchandise with its contractors, or if Tenant fails to obtain in a timely manner contracts for computer and/or telephone system wiring for the Leased Premises, or if any other act or omission on the part of Tenant, or its agents, employees, or contractors, delays the completion of the Tenant Improvements (the "**Tenant Delays**"), Landlord shall have no liability therefor, and the obligations of this Lease (including, without limitation, the obligation to pay

Rent) shall nonetheless commence as of the date on which Substantial Completion of the Tenant Improvements would have occurred but for the occurrence of any Tenant Delay. If the Tenant Improvements are not substantially completed due to a delay, act, omission or default by Landlord, then as Tenant's sole remedy for the delay in Tenant's occupancy of the Leased Premises, the Extended Term Commencement Date shall be delayed, and the Rent shall not commence, until the earlier of the date of actual occupancy by Tenant or the date on which the Tenant Improvements which Landlord has agreed to construct are substantially completed.

E. Within 30 days after the Extended Term Commencement Date, Tenant will execute and deliver to Landlord a written declaration stating the Extended Term Commencement Date and Expiration Date. In such declaration, Tenant shall certify that Tenant is in possession and has accepted the Leased Premises, and that all conditions of this Lease required of Landlord as of that date have been fulfilled, and there are no defenses or off-sets against the enforcement of this Lease by Landlord; provided, Tenant may state in such declaration any punch list items remaining to be repaired or completed by Landlord, and Tenant, by such declaration, shall not be waiving any objection to such listed punch list items. Tenant shall have waived any objection to any punch list items not specifically enumerated in writing to Landlord within said 30 day period, except for punch list items in work performed by Landlord under the Improvement Plans not discoverable by reasonable diligence of Tenant.

F. Landlord's interest in the Leased Premises and Building shall not be subject to liens for improvements made by the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Leased Premises or to the present estate, reversion or other estate of Landlord in the Leased Premises herein demised or on the Building or other improvements thereon as a result of improvements made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Premises or any part thereof, are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements by Tenant or for any other purpose during the term of this Lease, and Tenant covenants to promptly notify such parties of this provision exculpating Landlord from liability for such liens. Tenant shall indemnify Landlord against any loss or expense incurred as a result of the assertion of any such lien, and Tenant covenants and agrees to transfer any claimed or asserted lien to a bond or such other security as may be permitted by law within three (3) business days of the assertion of any such lien or claim of lien. Tenant shall advise all persons furnishing designs, labor, materials or services to the Leased Premises in connection with Tenant's improvements thereof of the provisions of this Paragraph. If any such lien is claimed against the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for such purposes shall be paid by Tenant to Landlord as Additional Rent within five (5) days of Landlord's demand therefor.

7. **Recapture.** Section 23 of the Original Lease is hereby amended to provide that Landlord's right of first refusal with regard to any proposed sublease shall be exercised within ten (10) business days after Landlord's receipt of Tenant's request for consent to sublease.

8. **Abandonment**. Section 31 of the Original Lease is hereby amended to provide that if, during the Term of the Lease, Tenant shall, for a period of fifteen (15) days or more, abandon or cease doing business in the Leased Premises, Landlord shall not hold Tenant in default under the Lease provided that Tenant is not delinquent and in arrears in the payment of Rent.

9. **Holdover**. Provided that Tenant provides Landlord six (6) months prior written notice of its intent not to surrender possession of the Leased Premises upon the expiration of the Extended Term or any renewals thereof (the "**Holdover**"), Tenant shall not be liable to Landlord for consequential damages resulting from the Holdover during the first sixty (60) days thereof.

10. **Right of First Offer.** Subject to any rights heretofore granted to other tenant(s) or occupant(s) of the Building pursuant to existing leases or other existing contractual agreements, or any existing right to extend granted to the existing tenant(s) of such space (collectively, the "**Prior Tenants**"), if during the Extended Term Landlord desires to lease space in the Building that is located on the third (3rd) floor of the Building, the size and configuration of which shall be determined by Landlord in its sole discretion (the "**Offer Space**"), Tenant shall have and is hereby granted the option to lease such Offer Space, in its entirety, as it may become available for lease from time to time during the Extended Term, provided that Tenant (i) is not in material default under the Lease, (ii) is the tenant named herein, (iii) is in possession of the entire Leased Premises demised by the Lease (as amended hereby); and (iv) no less than thirty-six (36) months remain under the Extended Term. Before offering the Offer Space to any party for lease (other than any Prior Tenant(s)), Landlord will notify Tenant (the "**Offer Notice**") of the terms and conditions Landlord would be willing to accept (which shall be determined by Landlord in its reasonable discretion based on the then current market terms and conditions) with respect to a lease of the Offer Space, and Tenant shall have ten (10) days within which to respond to the Offer Notice, TIME BEING STRICTLY OF THE ESSENCE. Such Offer Notice shall include a scaled drawing of the Offer Space reflecting existing conditions, if available. As used herein, the phrase "available for lease" shall mean that Landlord (1) is not contractually obligated to lease, or offer to lease, the Offer Space to another party, and (2) Landlord desires to make the Offer Space available for lease.

Should Tenant decline Landlord's offer or fail to respond within the applicable time period, then Tenant's option under this Section with respect to leasing the Offer Space for that instance shall be deemed waived and of no further force or effect, and Landlord shall be free to lease the Offer Space to any other party on substantially the same terms as contained in the Offer Notice. If Tenant timely accepts Landlord's offer to lease the Offer Space, then the Base Rent, Additional Rent and all other terms and conditions with respect to the Offer Space shall be as set forth in the Offer Notice.

Commencing on the Offer Space commencement date (as set forth in the Offer Notice): (i) the Offer Space shall be added to and deemed a part of the Leased Premises upon all of the terms and conditions of the Lease, except as otherwise specifically set forth in the Offer Notice and this Section, but in no event shall Landlord be obligated to provide Tenant with any allowances in connection therewith (e.g., moving allowance, construction allowance, and the like), except to the

extent specifically set forth in the Offer Notice; and (ii) the Base Rent and Additional Rent shall be adjusted to reflect the addition of the Offer Space to the Leased Premises at the rate set forth in the Offer Notice. Landlord and Tenant agree to execute an amendment to the Lease reflecting the appropriate revisions; however, the failure to enter into such an amendment shall not affect the operation of this Section.

Tenant acknowledges and agrees that (i) if Tenant declines Landlord's offer or fails to respond within the applicable time period with respect to the Offer Notice, then Landlord shall have the absolute right to lease all or any portion of the Offer Space for a term or terms of any duration (including any renewals and/or extensions thereof) for that instance.

11. Renewal Option. Tenant shall have the right to renew this Lease for one (1) additional term of five (5) years (the "**Renewal Term**"), by delivering written notice (the "**Renewal Notice**") of the exercise thereof to Landlord not less than nine (9) months and no more than twelve (12) months prior to the expiration of the Extended Term, TIME BEING OF THE ESSENCE, provided that: (i) Tenant is the initial named Tenant hereunder; (ii) no default beyond applicable notice and cure periods exists either at the time of such exercise or at the commencement of the Renewal Term; and (iii) Tenant is occupying, and using for its own business, all or substantially all of the Leased Premises at the time of such exercise and upon the commencement of the Renewal Term. If Tenant does not timely deliver the Renewal Notice and exercise its option to renew pursuant to this Paragraph, such option shall be deemed waived and of no further force and effect. Tenant shall lease the Leased Premises during the Renewal Term in its then-current condition, and Landlord shall have no obligation to perform any work to the Leased Premises, or to provide Tenant with any improvement allowance or other tenant inducements; provided, however that nothing contained herein shall be construed to release Landlord from any maintenance or repair obligations under the Lease. Except as expressly set forth herein, the Renewal Term shall be on the same terms and conditions as in this Lease; provided, however, that Base Rent during the Renewal Term shall be modified to reflect the then prevailing fair market rent for renewal space in the Building and adjacent buildings in the Cypress Creek commercial business district, as determined by Landlord in its reasonable discretion and sent to Tenant by written notice within fifteen (15) days of Landlord's receipt of the Renewal Notice. If Tenant objects in writing to the Base Rent calculated by Landlord for the Renewal Term, within fifteen (15) days of Tenant's receipt of Landlord's proposed Base Rent, then:

A. Landlord and Tenant shall each immediately make a reasonable determination of the fair market rental value and submit the same to the other in writing. Within fifteen (15) days thereafter, each of Landlord and Tenant shall select an appraiser of its or their choice as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable appraiser to act as the third arbitrator. Landlord's and Tenant's determinations of the fair market rental value shall be submitted to the three (3) arbitrators.

B. The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to what the actual fair market rental value for the Leased Premises is, and whether Landlord's or Tenant's submitted fair market rental value is closer thereto. The decision of a majority of the arbitrators shall be binding upon the parties and the submitted fair market rental value which is determined to be the closest to the actual fair market rental value as

determined by the arbitrators shall thereafter be utilized by Landlord and Tenant and the same shall constitute the Base Rent during the first year of the Renewal Term. Notwithstanding the foregoing, in no event shall the new fair market rental value be less than the Base Rent payable for the month immediately preceding the rent adjustment.

C. If either Landlord or Tenant fails to appoint an arbitrator within the said fifteen (15) days, the arbitrator timely appointed by one of them shall appoint the other two (2) arbitrators.

D. The entire cost of the arbitration proceeding, i.e. the cost of each and all of the arbitrators, shall be borne by the party whose submitted fair market rental value is not selected (i.e., the one that is NOT the closest to the actual fair market rental value).

E. The Base Rent determined under this Section 11 shall become effective on the first day of the Renewal Term.

12. **Brokerage.** Tenant hereby represents that, except for ComReal Fort Lauderdale, representing Landlord, and Jones Lang LaSalle Brokerage , Inc. representing Tenant (the "**Brokers**"), the parties have not dealt with any real estate broker, sales person or finder in connection with this Amendment, and no other real estate broker initiated or participated in the negotiation of this Amendment, or showed the Expansion Premises to Tenant. Tenant agrees to indemnify and hold harmless Landlord from and against any liabilities (including, without limitation, reasonable attorneys' fees and expenses) and claims for commissions and fees arising out of a breach of the foregoing representation. All commissions and fees to the Brokers arising out of this Amendment shall be paid by Landlord pursuant to a separate agreement between the Brokers and Landlord.

13. **No Other Modifications.** Except as expressly set forth herein, all of the terms and conditions of the Lease, shall remain in full force and effect and shall apply to this Amendment.

14. **Defaults.** Any default under the Lease shall be deemed a default under this Amendment, and any default under this Amendment shall be deemed a default under the Lease.

15. **Ratification of Lease**. The undersigned parties hereby ratify and reaffirm their rights and obligations under the Lease as modified by this Amendment. In the event of a conflict or ambiguity between the Lease and this Amendment, the terms and provisions of this Amendment shall control. Landlord and Tenant each represent and warrant to the other: (i) that the execution and delivery of this Amendment has been fully authorized by all necessary corporate actions; (ii) that the person signing this Amendment has requisite authority to do so and the authority and power to bind the company of whose behalf they have signed; and (iii) that to the best of their knowledge and belief, this Amendment is valid, binding and legally enforceable in accordance with its terms. Each party hereby warrants and represents that, to the best of its knowledge: (w) as of the date hereof the parties have complied with all of the terms and conditions of the Lease; (x) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or the Base Rent or Additional Rent existing as of the date hereof; (y) neither party is in default of any of the terms or conditions of the Lease as of the date of this Amendment nor knows of any facts which, given the passage of time, would constitute a default by either party

under the Lease; and (z) neither party has assigned any of its right, title and interest in, to and under the Lease to any other party. Each party further agrees to indemnify and hold the other party harmless from and against any and all claims losses, demands, liabilities, damages and expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees and costs paid or incurred in connection therewith at both trial and appellate levels, incurred or arising by reason of a breach or violation of any of the agreements, obligations, duties or representations and warranties of such party contained in this Amendment.

16. **Time**. Time is of the essence with respect to all provisions of this Amendment.

17. **Counterparts**. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument. A facsimile signature shall be deemed to constitute an original signature for the purposes of this Amendment.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first hereinabove written.

LANDLORD:

Signed, sealed and delivered
in the presence of:
/s/ Bea Green
Witness #1 Signature
Bea Green
Witness #1 Name
/s/ Lauren Miranda
Witness #2 Signature
Lauren Miranda
Witness #2 Name

RFP Mainstreet 2101 Commercial, LLC. a
Delaware limited liability company

By: /s/ Paul J. Kilgallon
Name: Paul J. Kilgallon
Title: President

TENANT:

/s/ Jacqueline Smith
Witness #1 Signature
Jacqueline Smith
Witness #1 Name
/s/ Ramon Pino
Witness #2 Signature
Ramon Pino
Witness #2 Name

OMNICOMM SYSTEMS, INC,. a
Delaware corporation

By: /s/ Thomas E.Vickers
Name: Thomas E.Vickers
Title: CFO

Exhibit "A"

Expansion Premises


EXISTING OFFICE
EXISTING OFFICE
STORAGE
EXIST. OPEN OFFICE
REDUCED CORRIDOR
ELECTRICAL ROOM
FIRE EXIT STAIRCASE
CONFERENCE ROOM
NEW OFFICE
NEW OFFICE
EXISTING OFFICE
STAT
HUDDLE ROOM
COPY
NEW OFFICE
NEW OFFICE
EXISTING OFFICE
OPEN OFFICE
EXISTING OFFICE
NEW OFFICE
NEW OFFICE

OmniComm - EXPANSION 2101 COMMERCIAL BLVD 3rd Floor FORT LAUDERDALE, FLORIDA	MPA Design Incorporated 2160 NW 121 Ave. Plantation, Florida (954) 693-7770 ib26000789	PRELIMIN SPACE PLAN ALL PLANS ARE SUBJECT TO LANDLORD'S AND AHJ FINAL APPROVALS	north	START DATE: 03-17-15 SCALE: N.T.S DRAWN BY: MPA PLOT DATE: --- REVISION: NONE	ID1B